UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Amendment to By-Laws, subject to stockholder approval – Stockholder Right to Call a Special Meeting

On January 30, 2013, the Board of Directors (the “Board”) of McKesson Corporation (the “Company”) adopted amendments to the Company’s Amended and Restated By-Laws (the “By-Law Amendments”), subject to the approval of the Company’s stockholders at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), which is scheduled to be held on July 31, 2013. If such approval is obtained, stockholders will, as provided in the By-Law Amendments, be able to take action between annual meetings of stockholders.

The By-Law Amendments permit record holders who have held at least a twenty-five percent (25%) net long position in the outstanding shares of common stock of the Company for at least one year to call a special meeting of stockholders. The text of the By-Law Amendments contains various timing and other mechanisms that are intended to avoid potential abuse and the cost and distraction that would result from multiple stockholder meetings being held in a short time period. In addition, the Board approved certain non-substantive changes to the text of the Company’s Amended and Restated By-Laws.

The above description of the By-Law Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated By-Laws (as amended by the Board on January 30, 2013, subject to stockholder approval), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

Amendment to Corporate Governance Guidelines – Lead Independent Director

On January 30, 2013, the Board also adopted amendments to the Company’s Corporate Governance Guidelines (the “Guidelines”), effective immediately. The primary purpose of the amendments to the Guidelines is to provide for a Lead Independent Director in place of a Presiding Director. The amendments to the Guidelines provide that, commencing with the first Board of Directors’ meeting after the 2013 Annual Meeting, if the Chairman of the Board (the “Chairman”) is not an independent director, as defined under the listing standards of the New York Stock Exchange, a Lead Independent Director will be elected by a majority of independent directors.

Under the amended Guidelines, the Lead Independent Director shall, among other things, preside at all meetings of the Board at which the Chairman is not present, including all executive sessions of the Board’s independent directors, serve as liaison between the Chairman and the independent directors of the Board, approve information sent to the Board, approve meeting agendas for the Board, approve meeting schedules to assure that there is sufficient time for discussion for all agenda items, call meetings of the independent directors as appropriate, and be available for consultation and direct communication with major stockholders, if they so request.

The Lead Independent Director will serve a two-year term, unless he or she resigns from such position or ceases to be an independent director or a majority of the independent directors vote to remove and replace the Lead Independent Director for any reason.

The amended Guidelines supersede the Corporate Governance Guidelines, as amended effective July 27, 2011. A copy of the Guidelines are available on the Company’s website at www.mckesson.com under the caption “Investors — Corporate Governance.”

The information contained in this Form 8-K, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated By-Laws, as amended by the Board on January 30, 2013, subject to stockholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013	McKesson Corporation

	By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated By-Laws, as amended by the Board on January 30, 2013, subject to stockholder approval.